UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 17, 2004

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

983 University Avenue, Building A

Los Gatos, California 95032

(Address of principal executive offices) (Zip Code)

(408) 357-6600

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2004, Monolithic Power Systems, Inc. announced the appointment of Saria Tseng as Vice President and General Counsel of the Company. Pursuant to an offer letter dated October 15, 2004, if Ms. Tseng’s employment is terminated without “cause,” or if she resigns from her employment for “good reason” (each as defined in the offer letter filed as Exhibit hereto), we are required to pay her base salary and the cost of her continuing health insurance coverage for her and her dependents for a period of four months. In addition, if such termination occurs within one year following a transfer of control, 50% of Ms. Tseng’s unvested options will vest and become exercisable. Transfer of control means a merger or consolidation after which our shareholders do not hold a majority of the outstanding voting securities of the surviving corporation, any transaction involving the transfer of greater than 50% of our voting power, or a sale of substantially all our assets.

Item 9.01 Financial Statements and Exhibits

Item 9.01 (a) Inapplicable.

Item 9.01 (b) Inapplicable.

Item 9.01 (c) Exhibits.

Exhibit	Description
10.1	Offer Letter to Saria Tseng

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 23, 2004	By:	/s/ Tim Christoffersen
Tim Christoffersen,
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer and Duly Authorized Officer)

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Index to Exhibits

Exhibit	Description
10.1	Offer Letter to Saria Tseng

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